UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

SOMAXON PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

440 Stevens Ave., Solana Beach, CA		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 876-6500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 17, 2012, a purported class action lawsuit was filed in the Superior Court of California County of San Diego by Daniele Riganello, an alleged stockholder of Somaxon Pharmaceuticals, Inc. (Riganello v. Somaxon, et al., No. 37-201200087821-CU-SLCTL). The Riganello complaint names as defendants Somaxon Pharmaceuticals, Inc. (“Somaxon”), each member of Somaxon’s board of directors (the “Individual Defendants”) as well as Pernix Therapeutics Holdings, Inc. (“Pernix”) and Pernix Acquisition Corp. I, the other party to the Agreement and Plan of Merger by and between Pernix, Pernix Acquisition Corp. I and Somaxon, dated as of December 10, 2012 (the “Merger Agreement”). The Riganello lawsuit is a purported class action that alleges, among other things, that (i) the Individual Defendants have breached fiduciary duties they assertedly owed to Somaxon’s stockholders in connection with the proposed transaction described in the Merger Agreement; (ii) Somaxon and Pernix have aided and abetted the purported breaches of fiduciary duty; and (iii) the merger consideration is unfair and inadequate. The plaintiffs seek, among other things, an injunction against the consummation of the merger and rescission of the Merger Agreement to the extent already implemented. Somaxon believes that the lawsuit is without merit and intends to defend itself vigorously.

Unless otherwise required by law, Somaxon does not intend to update these statements to reflect events or developments related to the above described litigation or to reflect the filing of any additional lawsuits related to the proposed transaction, after the date of this Current Report on Form 8-K. You should carefully review the disclosures set forth in other reports or documents we file from time to time with the Securities and Exchange Commission.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Somaxon that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against Somaxon and others following announcement of the proposal or the Merger Agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval; (4) the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (5) the ability to recognize the benefits of the merger or of any combination of Somaxon and Pernix; (6) the timing of the initiation, progress or cancellation of significant contracts or arrangements, or the mix and timing of products sold in a particular period; and (7) the possibility that Somaxon may be adversely affected by other economic, business, and/or competitive factors. Somaxon is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

These and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and elsewhere in Somaxon’s Annual Report on Form 10-K for the year ended December 31, 2011 and Somaxon’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, each as filed with the Securities and Exchange Commission could have a material a adverse impact on Somaxon’s business and the price of Somaxon’s common stock. Many of the factors that will determine the outcome of the subject matter of this document are beyond Somaxon’s ability to control or predict.

Additional Information and Where to Find It

Pernix plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and Somaxon plans to file with the SEC and mail to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Somaxon, Pernix, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Somaxon and Pernix through the web site maintained by the SEC at www.sec.gov and by contacting Somaxon Investor Relations at (858) 876-6500 or Pernix Investor Relations at (800) 793-2145 ext. 3002. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Somaxon’s website at www.somaxon.com and on Pernix’s website at www.pernixtx.com.

Participants in the Acquisition of Somaxon

Pernix and Somaxon and their respective directors, executive officers, members of management and employees may be deemed, under the rules of the SEC, to be “participants in the solicitation” of proxies from the stockholders of Somaxon in connection with the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Information regarding Pernix’s directors and executive officers and their beneficial ownership of Pernix common stock as of April 23, 2012 is available in its proxy statement filed with the SEC by Pernix on April 27, 2012, and information regarding Somaxon’s directors and executive officers and their beneficial ownership of Pernix common stock as of April 9, 2012 is available in its proxy statement filed with the SEC by Somaxon on April 23, 2012. You can obtain free copies of these documents using the contact information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: December 21, 2012	By:	/s/ Matthew W. Onaitis
	Name:	Matthew W. Onaitis
	Title:	Senior Vice President and General Counsel